Exhibit 24
Securities and Exchange Commission
Washington, D.C. 20549

Re: Parker-Hannifin Corporation

Commission File No. 1-4982
Annual Report on Form 10-K
Authorized Representatives

Ladies and Gentlemen:
Parker-Hannifin Corporation (the "Company") is the issuer of Securities registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Act"). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that each of the following "Authorized Representatives" is authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission Annual Reports on Form 10-K and amendments thereto as required by the Act:
Authorized Representatives
Jennifer A. Parmentier
Todd M. Leombruno
Joseph R. Leonti
Each person so signing also confirms the authority of each of the Authorized Representatives named above to do and perform, on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date
/s/ Jennifer A. Parmentier	8/20/2026	/s/ Kevin A. Lobo	8/20/2026
Jennifer A. Parmentier, Chairman of the Board and Chief Executive		Kevin A. Lobo, Director
Officer
(Principal Executive Officer)

/s/ Todd M. Leombruno	8/20/2026	/s/ E. Jean Savage	8/20/2026
Todd M. Leombruno, Executive Vice		E. Jean Savage, Director
President and Chief Financial Officer
(Principal Financial Officer)

/s/ Angela R. Ives	8/20/2026	/s/ Laura K. Thompson	8/20/2026
Angela R. Ives, Vice President and		Laura K. Thompson, Director
Controller (Principal Accounting Officer)

/s/ Denise Russell Fleming	8/20/2026	/s/ James R. Verrier	8/20/2026
Denise Russell Fleming, Director		James R. Verrier, Director

/s/ Lance M. Fritz	8/20/2026	/s/ James L. Wainscott	8/20/2026
Lance M. Fritz, Director		James L. Wainscott, Director

/s/ Linda A. Harty	8/20/2026	/s/ Beth A. Wozniak	8/20/2026
Linda A. Harty, Director		Beth A. Wozniak, Director